Exhibit 99.1

       FIRST NIAGARA FINANCIAL GROUP, INC. AND TROY FINANCIAL CORPORATION
                        ANNOUNCE CLOSE OF ELECTION PERIOD

Lockport, N.Y. and Troy, N.Y. - December 10, 2003 - First Niagara Financial Group, Inc. (NASDAQ: FNFG) and Troy Financial Corporation (NASDAQ: TRYF) disclosed today that the election period for holders of Troy Financial Corporation common stock in connection with the proposed acquisition of Troy by First Niagara ended effective 5:00 p.m. EST today. Troy shareholders were given the option to elect cash, shares of First Niagara common stock or a combination of cash and shares of First Niagara common stock. Outstanding shares of Troy common stock for which no election has been received by this deadline will receive cash, shares of First Niagara common stock or a combination of cash and shares of First Niagara common stock as determined by First Niagara in accordance with the terms of the merger agreement dated August 10, 2003 and proxy statement/prospectus dated November 7, 2003. Another mailing will occur requesting Troy shareholders who did not make an election to present their stock certificates in order to receive merger consideration, if the merger becomes effective. The transaction is still subject to Troy shareholder and regulatory approval by the Office of Thrift Supervision and is expected to be completed in January 2004.

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $3.5 billion and deposits of $2.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 47 banking centers, a loan production office, several financial services subsidiaries, and 70 ATMs throughout upstate New York. On August 11, 2003 the Company announced its intentions to acquire Troy Financial Corporation a $1.4 billion asset bank.

Troy Financial Corporation, headquartered in Troy, New York, is the holding company for The Troy Savings Bank and The Troy Commercial Bank. Founded in 1823, The Troy Savings Bank is the oldest state chartered savings bank in New York State. Troy Financial is a full-service financial services company and The Troy Savings Bank is one of the leading community banks in New York's Capital Region with twenty-one branch offices.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.

Paul J. Kolkmeyer..................    President and Chief Executive Officer

Christopher J. Thome...............    Reporting and Investor Relations Manager
                                       (716) 625-7645
                                       chris.thome@fnfg.com

Leslie G. Garrity..................    Public Relations and Corporate
                                       Communications Manager
                                       (716) 625-7528
                                       leslie.garrity@fnfg.com

Troy Financial Corporation

David J. DeLuca....................    Senior Vice President and Chief Financial
                                       Officer
                                       (518) 270-3206
                                       ddeluca@troysavingsbank.com